                                                                     EXHIBIT 1.2

                                   AMENDED AND

                                    RESTATED

                                    ARTICLES

                               IN ACCORDANCE WITH

                         THE COMPANIES LAW, 5759 - 1999

                                       OF

                       LIPMAN ELECTRONIC ENGINEERING LTD.

                                TABLE OF CONTENTS

SECTION   SUBJECT                                                                       PAGE
-------   -------                                                                       ----

1.        Name of the Company                                                            3
2.        Objects of the Company                                                         3
3.        Interpretation                                                                 3
4.        The Company's Registered Share Capital and the Rights Attached to the Shares   3
5.        Public Company                                                                 4
6.        Limited Liability                                                              4
7.        Jointly Held Shares and Share Certificates                                     4
8.        Remedies of the Company in relation to Shares Not fully Paid Up                5
9.        Transfer of Shares                                                             6
10.       Alteration of Capital                                                          9
11.       Alteration of Rights of Classes of Shares                                      10
12.       General Meetings                                                               10
13.       Convening General Meetings                                                     11
14.       Proceedings at General Meetings                                                12
15.       Voting at General Meetings *                                                   13
16.       The Majority Required for Votes at General Meetings                            16
17.       The Board of Directors                                                         17
18.       The Appointment of the Board of Directors and Termination of Office            17
19.       Meetings of the Board of Directors                                             21
20.       Voting at the Board of Directors                                               23
21.       Committees of the Board of Directors                                           23
22.       Audit Committee                                                                24
23.       Secretary                                                                      25
24.       General Manager                                                                25
25.       Exemption, Insurance and Indemnity                                             25
26.       Internal Auditor                                                               28
27.       Auditing Accountant                                                            28
28.       Signing on behalf of the Company                                               29
29.       Dividends, Bonus Shares,                                                       29
30.       Redeemable Securities                                                          30
31.       Accounts                                                                       30
32.       Donations                                                                      30
33.       Notices                                                                        30

1.     NAME OF THE COMPANY

       The name of the company is LIPMAN ELECTRONIC ENGINEERING LTD.

       Its number with the Registrar of Companies: 52 - 003894 - 4.

2.     OBJECTS OF THE COMPANY

       The object of the Company is to engage in any lawful business.

3.     INTERPRETATION

       3.1    Words importing the singular shall include the plural, and vice versa, and words importing the masculine shall include the feminine, and vice versa.

       3.2    Unless special definitions are included in these Articles for certain terms, each word and expression in these Articles shall have the meaning ascribed thereto in the Companies Law 5759 - 1999
              (in these Articles: "the Companies Law"), unless it contains a contradiction to the written subject, or the contents thereof.

       3.3    For the avoidance of doubt, it is hereby clarified that as regards matters formalized in the Companies Law in such manner that stipulations may be made with respect to the arrangements
              pertaining thereto in the Articles, and these Articles do not include provisions with respect thereto which are different to the provisions of the Companies Law - the provisions of the Companies
              Law shall apply with respect thereto.

4.     THE COMPANY'S REGISTERED SHARE CAPITAL AND THE RIGHTS ATTACHED TO THE
       SHARES

       4.1    The Company's share capital is NIS 60,000,000 (sixty million) par value, divided into 60,000,000 (sixty million) ordinary shares having a par value of NIS 1.00 each (hereinafter: "the Ordinary
              Shares").

       4.2    All the Ordinary Shares are of equal rights between them for all intents and purposes, and each Ordinary Share shall confer on the holder thereof:

                                        3

              4.2.1      The equal right to participate in and vote at the
                         Company's general meetings, whether ordinary meetings
                         or special meetings, and each of the shares in the
                         Company shall entitle the holder thereof, who is
                         present at the meeting and participating in the vote,
                         whether himself, by proxy or by absentee ballot, to one
                         vote;

              4.2.2      The equal right to participate in the distribution of
                         dividends, whether in cash or in bonus shares, in the
                         distribution of assets or in any other distribution -
                         according to the proportion of the par value of the
                         shares held by them;

              4.2.3      The equal right to participate in the distribution of
                         the Company's surplus assets at the time of dissolution
                         of the Company, according to the proportion of the par
                         value of the shares held by them.

       4.3    The Board of Directors may issue other shares and securities, which are convertible or may be exercised into shares, up to the limit of the Company's registered share capital. For the purpose of calculating the limit of the Company's registered share capital, securities which are convertible or may be exercised into shares shall be deemed to have been converted or exercised at the time of issue thereof.

5.     PUBLIC COMPANY

       The Company is a public company pursuant to the Companies Law.

6.     LIMITED LIABILITY

       The liability of the shareholders for the debts of the Company shall be limited to the full amount (par value together with premium) which they were required to pay to the Company for the shares, and which has not yet been paid by them.

7.     JOINTLY HELD SHARES AND SHARE CERTIFICATES

       7.1    In the event that two people or more are registered in the
              Register of Shareholders as the joint holders of a share, each one of them shall be entitled to

              give binding receipts for any dividend or other moneys in
              connection with the said share.

       7.2    A shareholder who is registered in the Register of Shareholders is entitled to receive from the Company, without payment, within a period of three months after the allocation or registration of the transfer, one share certificate sealed with the seal with respect to all the shares registered in his name, which shall specify the number of the shares. In the event of a jointly held share, the
              Company shall issue one share certificate for all the joint holders of the share, and the delivery of such certificate to one of the joint holders shall be deemed to be delivery to all of them.

              Each share certificate shall bear the signature of two directors of the Company and/or the signature of one director and the secretary of the Company.

       7.3    A share certificate which is defaced, destroyed or lost may be renewed based on evidence and guarantees as the Company shall demand, from time to time.

8.     REMEDIES OF THE COMPANY IN RELATION TO SHARES NOT FULLY PAID UP

       8.1    Should the consideration not have been given, as the shareholder was required to pay to the Company in consideration of his shares, in whole or in part, upon such date and terms as determined in the terms of allocation of his shares and/or in the Call on Shares as stated in Article 8.2 below, the Company is entitled, by a resolution of the Board of Directors, to demand the forfeiture of the shares whose consideration was not paid in full. Forfeiture of the shares shall be implemented only in the event that the Company sent to the shareholder notice, in writing, of its intention to demand forfeiture of his shares within at least seven days from the date of receipt of the notice, in the event that the payment is not made during the period as determined in the said notice.

              The Board of Directors may, at any time prior to the date on which the forfeited share was sold, re-allocated or transferred in any other manner, cancel the forfeiture on such terms as it shall deem fit.

              The forfeited shares shall be held by the Company as dormant shares or shall be sold to another.

       8.2    If, according to the terms of allocation of shares, there is no date scheduled for the payment of any part of the price payable therefor, the Board of Directors may make calls, from time to time, upon the shareholders in respect of any moneys as yet unpaid on the shares which they hold, and each shareholder shall be required to pay to the Company the amount called on his shares at the date scheduled therefor, provided that he shall receive fourteen days' prior notice of the date and place of payment
              ("Call on Shares"). The notice shall specify that non-payment on the scheduled date or prior thereto, at the specified place, may cause forfeiture of the shares in respect of which the call was made. A Call on Shares may be revoked or postponed to another date, all as shall be decided by the Board of Directors.

       8.3    In the absence of any other determination in the terms of
              allocation of the shares, a shareholder shall not be entitled to receive a dividend or use any right as a shareholder in respect of shares which have not yet been fully paid up.

       8.4    People who are the joint holders of a share shall be jointly and severally liable for the payment of the amounts due to the Company in respect of the share.

       8.5    Nothing stated in these Articles shall derogate from any other remedy of the Company with respect to a shareholder who has not paid his debt to the Company in respect of his shares.

9.     TRANSFER OF SHARES

       9.1    The shares of the Company are transferable.

       9.2    The transfer of shares must be made in writing, according to such draft as specified below, or as close as possible to the draft specified below:

              I, the undersigned (hereinafter: the "Transferor") of
              _____________ , in consideration of the total of NIS _____________
              (in words: ___________ New

              Israel Shekels) as paid to me by _____________ of ____________
              (who shall be termed hereinafter: the "Transferee"), hereby transfer to the Transferee ________ shares, each one of NIS
              ________ (in words: ___________ New Israel Shekels), which are marked by numbers from ___ to ___ , of the company ___________
              Ltd., to be held by the Transferee, by the executors of his Will, the executors of his estate, his representatives and those who shall acquire the transfer from him, pursuant to the terms according to which I held these shares prior to the signing of this instrument.

              And I, the Transferee, hereby consent to receive the said shares pursuant to the said terms.

                 IN WITNESS WHEREOF THE PARTIES HERETO HAVE HEREUNTO SET THEIR HANDS

              This ____________ day of ______________ , ______

              ----------------------                 ----------------------
              Signature of the Transferor            Witness to Signature

              ----------------------                 ----------------------
              Signature of the Transferee            Witness to Signature of the Transferee

       9.3    The transfer of shares shall not be registered unless -

              9.3.1      The proper instrument of the transfer of shares shall
                         be delivered to the Company at its registered offices,
                         together with the certificates of the shares due to be
                         transferred, if issued. The instrument of transfer
                         shall be signed by the Transferor and signed by a
                         witness verifying the signature of the Transferor. In
                         the event of the transfer of shares which are not fully
                         paid up on the date of the transfer, the instrument of
                         transfer shall also be signed by the Transferee, and
                         signed by a witness verifying the signature of the
                         Transferee; or

              9.3.2      A court order shall be delivered to the Company for
                         amendment of the registration; or

              9.3.3      It was proven to the Company that the conditions in the
                         law for the assignment of title to the share were
                         satisfied.

       9.4    The transfer of shares which are not fully paid up is subject to the approval of the Board of Directors, which is entitled to withhold its approval at its absolute discretion, and without giving reasons therefor.

       9.5    The administrators and executors of the estate of a sole
              shareholder who died, or in the event that there are no
              administrators or executors, people who have title in their capacity as the heirs of the sole shareholder who died, shall be the only persons recognized by the Company as having any title to the share which was registered in the name of the deceased.

       9.6    Should a share be registered in the name of two or more holders, the Company shall recognize only the surviving holder or the surviving holders as the people having title to the share or any benefit therein. Should a share be registered in the name of a number of holders jointly, each one of them shall be entitled to transfer his right therein.

       9.7    The Transferee shall be deemed to be the shareholder with respect to the transferred shares from the moment of registration of his name in the Register of Shareholders.

       9.8    The Company may close the transfer books and the Registers of
              Members for such period of time as the directors shall deem fit, provided that the period of closure of any such book shall not exceed thirty days each year. The Company shall notify the shareholders of the closure of the books in such manner as determined in Article 33 below.

       9.9    The Company may recognize a receiver or liquidator of a member in dissolution or in liquidation or a trustee in bankruptcy or an official receiver of a bankrupt member as having title to the shares registered in the name of the said member.

       9.10   The receiver or liquidator of a member in dissolution or in liquidation or the trustee in bankruptcy or the official receiver of a bankrupt member, upon

               producing evidence as the Board of Directors shall deem
               sufficient, which attests that he does indeed bear the position by virtue of which he acts pursuant to this Article, or which attests to a description of his possession - shall be entitled, with the consent of the Board of Directors (which shall be entitled to withhold its consent without giving any reason for such withholding) to be registered as a member with respect to the said shares, or shall be entitled to transfer the shares, subject to the provisions with respect to transfer contained in these Articles.

10.    ALTERATION OF CAPITAL

       10.1   The general meeting may increase the Company's registered share capital by creating new shares of an existing class or of a new class, all as shall be determined by a resolution of the general meeting.

       10.2   The general meeting may cancel registered share capital not yet allocated, provided that the Company has made no commitment, including a conditional commitment, to allocate the shares.

       10.3   The general meeting may, subject to the provisions of any law:

              10.3.1     Consolidate and divide its share capital or any part
                         thereof into shares having a larger par value than that
                         of the existing shares.

              10.3.2     Divide its share capital, in whole or in part, by
                         sub-dividing its existing shares, into shares having a
                         smaller par value than that of the existing shares.

              10.3.3     Reduce its share capital and any reserve fund for
                         capital redemption in such manner, upon such terms and
                         upon receipt of such approval as the Companies Law
                         shall require.

       10.4   A resolution at the general meeting concerning the increase of the
              Company's registered share capital and/or the reduction thereof shall be passed with a simple majority of the votes of those shareholders voting at the meeting.

       10.5   Unless otherwise specified in these Articles or in the terms of issue of any shares, all new share capital shall be deemed to be part of the original share capital, and shall be subject to the same provisions of the Articles with respect to payment of Calls on Shares, transfer, forfeiture or any other provision which applies to the original share capital.

11.    ALTERATION OF RIGHTS OF CLASSES OF SHARES

       11.1   Until such time as determined otherwise in the terms of issue of the shares and subject to the provisions of any law, the rights of any class of shares may be altered, after a decision is passed by the Company and with the approval of a resolution passed by a simple majority of those present at the general meeting of the shareholders of that class or consent, in writing, of all the shareholders of that class. The provisions of the Company's
              Articles with respect to general meetings shall apply, with the suitable modifications, to the general meeting of the holders of the class.

       11.2   The rights conferred on the holders of shares of a particular class issued with special rights shall not be deemed to have been altered by the creation or issue of additional shares of equal rank thereto, unless otherwise stipulated in the terms of issue of the said shares.

12. GENERAL MEETINGS

       12.1   The Company's resolutions with respect to the following matters shall be passed at the general meeting:

              12.1.1     Changes to the Articles.

              12.1.2     The exercise of the powers of the Board of Directors at
                         times when the Board of Directors is unable to perform
                         its duties;

              12.1.3     Appointment of an auditing accountant to the Company,
                         and termination of appointment;

              12.1.4     Appointment of directors, including outside directors;

                                       10

              12.1.5     Approval of acts and transactions which are subject to
                         the approval of the general meeting pursuant to the
                         provisions of the Companies Law and any other law;

              12.1.6     Increase of registered share capital and reduction
                         thereof;

              12.1.7     A merger, as defined in the Companies Law.

13.    CONVENING GENERAL MEETINGS

       13.1   General meetings shall be convened at least once a year at such place and time as shall be determined by the Board of Directors, but not later than fifteen months after the last general meeting.
              These general meetings shall be termed "Annual Meetings", and the rest of the meetings of the Company shall be termed "Special
              Meetings".

       13.2   The agenda of the Annual Meeting shall include discussion of the
              Report of the Board of Directors and of the financial statements, as required by law. The Annual Meeting shall appoint an auditing accountant, shall appoint the Board of Directors pursuant to these
              Articles, and shall transact all the other business whose
              transaction is required at the Annual General Meeting of the
              Company, pursuant to these Articles or pursuant to the Companies
              Law, and any other matter as shall be determined by the Board of
              Directors.

       13.3   The Board of Directors may convene a Special Meeting by its resolution, and is required to convene a general meeting should it receive a requisition, in writing, of any of the following
              ("Requisition for Convening a Meeting"):

              13.3.1     Two directors or one-quarter of the directors in
                         office; and/or

              13.3.2     A shareholder, being one or more persons, who has at
                         least five percent of the issued capital and at least
                         one percent of the voting rights at the Company; and/or

              13.3.3     A shareholder, being one or more persons, who has at
                         least five percent of the voting rights at the Company.

                                       11

       13.4   Any Requisition for Convening a Meeting must specify the purposes for which the meeting is to be called, and shall be signed by the persons requesting the meeting, and shall be delivered to the
              Company's registered offices. The Requisition for Convening a
              Meeting may consist of a number of instruments having the
              identical form, when each one is signed by one or more
              requisitioners.

       13.5   A Board of Directors which is requested to convene a general meeting shall convene same within twenty-one days from the date on which the Requisition for Convening a Meeting was submitted to it, provided that the date of the meeting shall be not later than thirty five days from the date of this publication.

       13.6   Notice of a general meeting shall be given in such manner as set forth in the Companies Law.

              The Company shall not give personal notice with respect to a general meeting to shareholders who are registered in the Register of Shareholders.

       13.7   The date of convening a general meeting, which is subject to
              Article 7 of Chapter Two of the Third Part of the Companies Law,
              shall be not later than sixty days from the date of publication of the notice of the meeting.

14.    PROCEEDINGS AT GENERAL MEETINGS

       14.1   Proceedings at the general meeting shall not commence unless a quorum is present at the time of commencement of proceedings. The presence of at least two shareholders, who have at least one-third
              (33.3%) of the voting rights (including presence by proxy or by absentee ballot) within half an hour from the time scheduled for the commencement of the meeting shall constitute a quorum.

       14.2   If a quorum is not present at the expiration of half an hour from the time scheduled for the commencement of the meeting, the meeting shall be adjourned by one week to the same day, time and place, or to a later date, if

                                       12

              stated in the invitation to the meeting or in the notice of the meeting ("the Adjourned Meeting").

       14.3   The quorum for the commencement of the Adjourned Meeting shall be whatever the number of participants.

       14.4   At the Adjourned Meeting, solely that business shall be transacted which was on the agenda of the meeting at which the adjournment was decided upon.

       14.5   The chairman of the Board of Directors shall serve as the chairman of the general meeting. Should the chairman of the Board of
              Directors be absent from the meeting within fifteen minutes from the time scheduled for the meeting or should he refuse to act as chairman of the meeting, the chairman shall be elected by the general meeting.

       14.6   A general meeting where a quorum is present may decide to adjourn the meeting to another date and place as it shall determine, and in such an event, notices and invitations to the Adjourned Meeting shall be given as stated in Article 13.6 above.

15.    VOTING AT THE GENERAL MEETING

       15.1   A shareholder of the Company may vote at the general meetings in person or by proxy or by absentee ballot.

              Shareholders who are entitled to participate in and vote at the general meeting are the shareholders at that time as shall be determined by the Board of Directors in its resolution to convene a general meeting, and subject to any law.

       15.2   In any vote, every shareholder shall have such number of votes as corresponds to the number of shares of which he is the holder.

       15.3   A declaration by the chairman of the meeting that a resolution has been carried unanimously or by a particular majority or lost or not carried by a particular majority shall be prima facie evidence of this fact.

                                       13

       15.4   In the case of an equality of votes at a meeting, the chairman of the meeting shall not have an additional vote or a casting vote, and the resolution put to the vote shall be rejected.

       15.5   The shareholders of the Company may, with respect to any matter on the agenda of the meeting, vote at a general meeting (including at a class meeting) by absentee ballot, provided that the Board of
              Directors subject to any law did not invalidate, in its resolution to convene the general meeting, the possibility of voting on the said matter by means of absentee ballot.

              Should the Board of Directors prohibit voting by means of absentee ballot, the fact of the invalidation of the possibility of voting by means of absentee ballot shall be stated in the notice of convening the meeting, pursuant to Article 13.6 above.

       15.6   A shareholder may state the manner of his voting in the absentee ballot and deliver it to the Company by the time of commencement of the meeting. An absentee ballot in which a shareholder stated
              the manner of his voting, which reached the Company by the time of commencement of the meeting (including the Adjourned Meeting)
              shall be deemed to be presence at the meeting for the purpose of constitution of a quorum as stated in Article 14.1 above.

       15.7   The appointment of a proxy shall be in writing, signed by the appointor. A corporation shall vote by means of its
              representatives, who shall be appointed by a document duly signed by the corporation.

       15.8   A vote in accordance with the terms of the power of attorney shall be legal, even if prior to the vote, the appointor passed away or became incapacitated, was dissolved, went bankrupt, or revoked the instrument of appointment or transferred the share in respect of which it was given, unless notice, in writing, was received at the office prior to the meeting that the shareholder had passed away, become incapacitated, was dissolved, went bankrupt, or revoked the instrument of appointment or transferred the said share.

                                       14

       15.9   The instrument of appointment of a proxy and a power of attorney or a copy approved by an attorney shall be deposited at the
              Company's registered offices at least 48 (forty eight) hours prior to the time scheduled for the meeting or for the Adjourned Meeting at which the person named in the instrument intends to vote pursuant thereto.

       15.10  An instrument appointing a proxy to vote (whether for a particular meeting or otherwise) shall be drawn up in the following form, or in another similar form, provided that all the details specified below shall appear therein:

              I, the undersigned, ______________ of __________________ , being a member of __________________ Ltd. (hereinafter: "the Company") who is entitled to ____ votes in the Company, hereby appoint
              ______________ of __________________ , or failing him,
              ______________ of __________________ , as my proxy to vote in my name and on my behalf at the (ordinary / extraordinary - as the case may be) meeting of the Company to be held on the (date)
              ______________ of (month) ______________ , (year) _______ , and at any adjournment thereof.

              IN WITNESS WHEREOF THE PARTIES HERETO HAVE HEREUNTO SET THEIR
              HANDS

              This ____________ day of ______________ , ______

              ----------------------
              Signature of the Appointor

       15.11  A shareholder of the Company shall be entitled to vote at meetings of the Company through a number of proxies, as shall be appointed by him, provided that each proxy shall be appointed in respect of different parts of the shares held by the shareholder. There shall be no impediment to the situation whereby each such proxy shall vote at the meetings of the Company in a different manner.

                                       15

       15.12  Should a shareholder be legally incapacitated, he may vote by his board of trustees, receiver, natural guardian or other legal guardian, and they may vote in person or by proxy or by means of absentee ballot.

       15.13  In the event that two people or more are the joint holders of a share, then in the vote on any matter, the vote shall be accepted of the person whose name stands first in the Register of
              Shareholders as the holder of the said share, either in person or by proxy, and it is he who may deliver to the Company absentee ballots.

16.    THE MAJORITY REQUIRED FOR VOTES AT THE GENERAL MEETING

       16.1   A resolution at the general meeting shall be passed by a simple majority, unless another majority is determined in the Companies
              Law or in these Articles.

       16.2   Resolutions of the Company in the following matters shall be passed at the general meeting by a special majority, as specified beside them:

              16.2.1      In voluntary dissolution, the liquidator is authorized
                          to pay to any particular class of creditors their full
                          debt, to reach a compromise or arrangement with
                          creditors, and to reach a compromise in the matter of
                          Calls on Shares or liability for Calls on Shares, and
                          all of the above shall be implemented solely if the
                          resolutions to implement same are passed at the
                          general meeting by a special majority of 75%
                          (seventy-five percent) of the votes cast at the
                          meeting.

              16.2.2      A resolution on the appointment of the General Manager
                          to be the chairman of the Board of Directors shall be
                          passed by the majority determined in section 121 of
                          the Companies Law or any other section as shall
                          replace same.

              16.2.3      A resolution on the appointment of outside directors
                          to the Company shall be passed at the general meeting
                          by the majority

                                       16

                          required in section 239 of the Companies Law or any
                          other section as shall replace same.

              16.2.4      A resolution on the approval of acts which are deemed
                          to be a breach of fiduciary duty by officers shall be
                          passed at the general meeting by the majority required
                          in section 255 of the Companies Law or any other
                          section as shall replace same.

              16.2.5      A resolution on the approval of an exceptional
                          transaction with a controlling shareholder of the
                          Company, and a resolution on the engagement of the
                          Company with a shareholder of the Company who is also
                          an officer, shall be passed at the general meeting by
                          the majority required in section 275 of the Companies
                          Law or any other section as shall replace same.

              16.2.6      A resolution on the approval of a merger shall be
                          passed at the Company by the majority specified in
                          section 320(c) and 320(d) of the Companies Law or any
                          other section as shall replace same.

17.    BOARD OF DIRECTORS

       The Board of Directors shall formulate the Company's policy and shall supervise the performance of the duties of the General Manager and his acts. Any power of the Company which was not granted by the Companies Law or these Articles to another organ, may be exercised by the Board of
       Directors.

18.    APPOINTMENT OF THE BOARD OF DIRECTORS AND TERMINATION OF OFFICE

       18.1       The number of directors of the Company (including outside
                  directors) shall be determined from time to time by the Annual
                  General Meeting, provided that it shall be not less than three and shall not exceed fifteen.

       18.2       The directors of the Company shall be elected at the Annual
                  Meeting and/or a Special Meeting, and shall serve in office until the end of the next Annual Meeting or until they cease serving in office pursuant to the provisions of the

                                       17

                  Articles. Should at a general meeting of the Company new
                  directors not be elected in the minimum number as determined by the Articles, the directors who were in office until the said meeting shall continue to serve in office until they are replaced by the general meeting of the Company.

       18.3       In addition to that stated in Article 18.2 above, the Board of
                  Directors may appoint a director in place of a director whose office is vacated and/or as an addition to the Board of
                  Directors, and subject to the maximum number of directors on the Board of Directors as stated in Article 18.1 above. The appointment of a director by the Board of Directors shall be in effect until the next Annual Meeting or until he shall
                  cease serving in office pursuant to the provisions of the
                  Articles.

       18.4       A director whose term of office has expired may be re-elected.

       18.5       The term of office of a director shall commence on the date of his appointment by the Annual Meeting and/or the Special
                  Meeting and/or the Board of Directors or on a later date,
                  should such date be determined in the resolution of
                  appointment of the Annual Meeting and/or the Special Meeting and/or the Board of Directors.

       18.6       With the exception of insofar as concerns a director whose term of office has expired when the date of the meeting falls due, or a person recommended to serve as a director by the
                  Board of Directors, a candidate for the office of director shall not be proposed at a general meeting of the Company, unless, not less than 48 (forty-eight) hours and not more than
                  21 (twenty-one) days prior to the time scheduled for the
                  general meeting, notice, in writing, signed by the Company, is transferred to the Company's office, by a member qualified to participate in the meeting for which the notice was sent and to vote at the said meeting, of his intention to propose that candidate for election to the office of director, when the consent, in writing, of the candidate to be so elected shall be attached thereto.

                                       18

       18.7       The Board of Directors shall elect one of its number to be chairman of the Board of Directors. If no chairman is elected or if the chairman is not present at the expiration of fifteen minutes after the time scheduled for the meeting, the
                  directors present shall elect one of their number to be
                  chairman of the said meeting, and the director so elected
                  shall run the meeting and sign the minutes of the meeting.

                  The chairman of the Board of Directors shall not be the
                  General Manager of the Company, unless the conditions exist as listed in section 121(c) of the Companies Law.

       18.8       The general meeting may remove any director from his office prior to the end of his term of office, whether the director was appointed by the general meeting by virtue of Article 18.2 above or whether the director was appointed by the Board of
                  Directors by virtue of Article 18.3 above, provided that the director was given a reasonable opportunity to present his position to the general meeting.

       18.9       Should the office of a director be vacated, the remaining
                  directors may continue to act, provided that their number
                  shall be not less than the minimum number of directors as set forth in the Articles. Should the number of directors be less than the said minimum number, the remaining directors may act solely in order to fill the office of the director which was vacated as stated in Article 18.3 above or in order to convene a general meeting of the Company, and prior to the holding of the said meeting, they may act in order to run the Company's business solely in those matters which cannot be deferred.

       18.10      ALTERNATE DIRECTOR

                  18.10.1     Any member of the Board of Directors may, with the
                              consent of the Board of Directors, appoint for
                              himself a deputy (hereinafter: "Alternate
                              Director"), provided that the Alternate Director
                              so appointed shall not be a person who has been
                              appointed as an

                                       19

                              Alternate Director for another director and/or a
                              person who is already serving in office as a
                              director of the Company.

                  18.10.2     The appointment or termination of office of an
                              Alternate Director shall be made by written
                              document, signed by the director who appointed
                              same, however, in any event, the term of office of
                              an Alternate Director shall be terminated if one
                              of the events specified in the paragraphs of
                              Article 18.11 below shall occur to the Alternate
                              Director or if the office of the member of the
                              Board of Directors for whom he is serving as a
                              deputy shall be vacated for any reason.

                  18.10.3     An Alternate Director shall be deemed for all
                              purposes to be a director and shall be subject to
                              all the provisions of the law and the provisions
                              of these Articles, with the exception of the
                              provisions regarding the appointment and/or
                              removal of directors as set forth in these
                              Articles.

       18.11      The office of a director shall be vacated in any one of the following events:

                  18.11.1     He resigned his office by notice, signed by him,
                              given to the Company, which specifies the reasons
                              for his resignation;

                  18.11.2     He was removed from his office by the general
                              meeting;

                  18.11.3     He was convicted of an offense as stated in
                              section 232 of the Companies Law;

                  18.11.4     According to the decision of a court, as stated in
                              section 233 of the Companies Law;

                  18.11.5     He was declared bankrupt;

                  18.11.6     He was declared bankrupt and, in the event that it
                              is a corporation - it decided upon voluntary
                              dissolution or a dissolution order was granted in
                              respect thereof.

                                       20

                  18.11.7     In the unfortunate event of his death.

       18.12      The terms of office of the members of the Board of Directors shall be approved by the Audit Committee, the Board of
                  Directors and the general meeting, according to this
                  chronological order.

19.    MEETINGS OF THE BOARD OF DIRECTORS

       19.1       The Board of Directors shall be convened for a meeting
                  according to the needs of the Company and at least once every three months.

       19.2       The chairman of the Board of Directors may convene the Board of Directors at any time. In addition, the Board of Directors shall hold a meeting, on such matter as shall be specified, in the following events:

                  19.2.1      At the requisition of two directors, however, if
                              at the said time the Board of Directors comprises
                              five directors or less - then at the requisition
                              of one director;

                  19.2.2      At the requisition of one director, if he stated
                              in his requisition for the convening of the Board
                              of Directors that a matter of the Company has come
                              to his attention which allegedly contains a
                              violation of the law or breach of proper business
                              procedure.

                  19.2.3      Should a notice or report of the General Manager
                              require an act of the Board of Directors.

                  19.2.4      Should the auditing accountant inform the chairman
                              of the Board of Directors of material defects in
                              the accounting audit of the Company.

       19.3       Should a meeting of the Board of Directors not be convened within thirty days from the date of the requisition, the
                  notice or the report as stated in Articles 19.2.1 - 19.2.4 above, any of the appointees in these Articles shall be
                  entitled to convene a meeting of the Board of Directors which shall transact the

                                       21

                  business as specified in the requisition and/or notice and/or report, as the case may be.

       19.4       Notice of a meeting of the Board of Directors shall be
                  delivered to all the members thereof at least 24 (twenty-four)
                  hours prior to the time of the meeting of the Board of
                  Directors. The notice shall be delivered to the address of the director submitted in advance to the Company, and the notice shall state the time of the meeting and the place at which it shall be held, and reasonable details of all the issues on the agenda.

                  Notwithstanding the foregoing, the Board of Directors may
                  gather for a meeting without notice, with the consent of all the directors.

                  A director who is absent from the country shall not be
                  entitled, for the duration of his days of absence, to receive notice of the convening of such meeting, however, the notice shall be given to the Alternate Director who is acting as his deputy, if such Alternate Director was appointed.

       19.5       The quorum for the commencement of the meeting of the Board of
                  Directors shall be a majority of the members of the Board of
                  Directors. If a quorum is not present at the meeting of the
                  Board of Directors at the expiration of half an hour from the time scheduled for the commencement of the meeting, the
                  meeting shall be adjourned to another time as shall be decided by the chairman of the Board of Directors, or in his absence, the directors present at the meeting called, provided that notice of 48 (forty-eight) hours in advance shall be given to all the directors of the time of the adjourned meeting. The quorum for the commencement of the adjourned meeting shall be whatever the number of participants. Notwithstanding the
                  foregoing, the quorum for a discussion and resolution by the
                  Board of Directors on the termination or suspension of the internal auditor from his duties shall be a majority of the members of the Board of Directors.

       19.6       No business shall be transacted at a meeting of the Board of
                  Directors unless the quorum as required shall be present at the commencement of the meeting,

                                       22

                  and no resolution shall be passed unless the quorum as
                  required shall be present at the time of voting on the
                  resolution.

       19.7       The Board of Directors may hold meetings by using any means of communication, provided that all the directors participating may simultaneously hear each other.

       19.8       The Board of Directors may pass resolutions, even without
                  holding an actual meeting, provided that all the directors who are entitled to participate in the discussion and to vote on the matter submitted for resolution consented thereto. Should resolutions be passed as stated in this Article, the chairman of the Board of Directors shall make an entry in the protocol of the resolutions, and the protocol shall state the manner of voting of each director on the matters submitted for
                  resolution and the fact that all the directors consented to the passing of the resolution without holding an actual
                  meeting. Such signed protocol shall be deemed for all purposes to be the minutes of a meeting held in the regular manner.

       19.9       All acts conducted in good faith at a meeting of the Board of
                  Directors or by a committee of directors or by any person
                  acting as a director shall, notwithstanding that it be
                  afterwards discovered that there was a defect in the
                  appointment of any director or of any such person acting as stated, or that any of them were disqualified from holding office, be as valid as if every such person had been duly
                  appointed.

20.    VOTING AT THE BOARD OF DIRECTORS

       20.1       In a vote of the Board of Directors, each director shall have one vote.

       20.2       Resolutions of the Board of Directors shall be passed by a majority of votes. The chairman of the Board of Directors
                  shall not have an additional vote or a casting vote, and in the case of an equality of votes, the resolution put to the vote shall be rejected.

21.     COMMITTEES OF THE BOARD OF DIRECTORS

                                       23

       21.1       The Board of Directors may set up committees and appoint
                  thereto members from among the members of the Board of
                  Directors (hereinafter: "Committee of the Board of
                  Directors"). Should Committees of the Board of Directors be
                  set up, the Board of Directors shall determine, in the terms of authorization thereof, whether certain powers of the Board of Directors shall be delegated to the Committee of the Board of Directors in such manner that a resolution of a Committee of the Board of Directors shall be deemed to be a resolution of the Board of Directors, or whether a resolution of a
                  Committee of the Board of Directors shall be deemed to be a recommendation only, which is subject to the approval of the
                  Board of Directors, provided that the powers of decision in the matters listed in section 112 of the Companies Law are not delegated to the Committee.

       21.2       At least one outside director shall serve on any committee authorized to exercise any of the powers of the Board of
                  Directors.

       21.3       The provisions contained in these Articles pertaining to
                  meetings of the Board of Directors and the voting at the said meetings shall apply, mutatis mutandis, to the meetings and discussions of any Committee of the Board of Directors which comprises two members or more, subject to the resolutions of the Board of Directors with respect to the procedures of
                  meetings of the Committee (should there be any such
                  resolutions).

22.    AUDIT COMMITTEE

       22.1       The Board of Directors of the Company shall appoint from among its members an Audit Committee. The number of members of the
                  Audit Committee shall be not less than three, and all the
                  outside directors shall be members thereof. The members of the
                  Committee shall not comprise the chairman of the Board of
                  Directors or any director employed by the Company or who
                  provides services to the Company on a regular basis and/or a controlling shareholder or a relative thereof.

       22.2       The duties of the Audit Committee shall be:

                                       24

                  22.2.1      To detect defects in the business management of
                              the Company, inter alia, in consultation with the
                              Company's internal auditor, or with the auditing
                              accountant, and to propose ways to the Board of
                              Directors for remedying same;

                  22.2.2      To decide whether to approve acts and transactions
                              which are subject to the approval of the Audit
                              Committee pursuant to the Companies Law.

23.    SECRETARY

       The Board of Directors may appoint to the Company a secretary as it shall deem fit. The powers of the secretary and his terms of employment shall be determined by the Board of Directors from time to time.

24.    GENERAL MANAGER

       The General Manager shall be appointed and removed by the Board of
       Directors. The Board of Directors may appoint more than one General
       Manager. The General Manager shall be responsible for the day-to-day management of the Company's business, in accordance with the policy determined by the Board of Directors and subject to its directives.

25.    EXEMPTION, INSURANCE AND INDEMNITY

       25.1   The Company may exempt, in advance, an officer of the Company from his liability, in whole or in part, in respect of damage following breach of his duty of care towards the Company.

       25.2   Subject to the provisions of the Companies Law, the Company may engage in a contract to insure the liability of an officer of the
              Company, including an officer of the Company who is serving or has served on its behalf or at its request as a director of another company in which the Company holds shares, directly or indirectly, or in which the Company has any interest (hereinafter: "Director of Another Company") in respect of any liability imposed upon him following an

                                       25

              act which he carried out in his capacity as an officer of the
              Company, in any one of the following events:

              25.2.1       Breach of the duty of care towards the Company or
                           towards any other person.

              25.2.2       Breach of fiduciary duty towards the Company,
                           provided that the officer acted in good faith and had
                           reasonable grounds to assume that the act would not
                           prejudice the Company's interests.

              25.2.3       Financial liability which shall be imposed upon him
                           in favor of another person.

       25.3   The Company may indemnify an officer of the Company on account of a liability or expense as specified in paragraphs 25.3.1 and
              25.3.2 below, which was imposed upon him following an act which he carried out in his capacity as an officer of the Company.

              25.3.1       Financial liability imposed upon him in favor of
                           another person pursuant to a judgment, including a
                           compromise judgment, or an arbitrator's award
                           approved by a court.

              25.3.2       Reasonable litigation expenses, including legal fees
                           paid by an officer or which he was required to pay by
                           a court, in a proceeding filed against him by the
                           Company or on its behalf or by another person, or in
                           criminal charges from which he was acquitted, or in
                           criminal charges in which he was convicted of an
                           offense which does not require proof of mens rea.

       25.4   The Company may give an undertaking in advance to indemnify an officer in respect of a liability or expense as specified in
              Article 25.3 above, provided that the undertaking is limited to types of events which, in the opinion of the Board of Directors, may be foreseen, at the time of giving the undertaking for indemnity, and to such amount as the Board of Directors shall determine to be reasonable given the circumstances of the matter, and provided that the total amount of the

                                       26

              indemnity shall not exceed 25% of the shareholders' equity of the
              Company at the time of the indemnity, according to the last financial statements, as of the date of making the actual payment of the indemnity.

       25.5   The Company may also indemnify an officer of the Company
              retroactively.

       25.6   Subject to the provisions of the Companies Law, the Company may indemnify any person, including an officer of the Company, who is serving or has served on its behalf or at its request as a director of another company in which the Company holds shares, directly or indirectly, or in which the Company has any interest
              (hereinafter: "Director of Another Company") in respect of any liability or expense as specified in Article 25.3 above which shall be imposed on him following an act which he carried out in his capacity as a Director of Another Company, by means of retroactive indemnity or by means of giving an undertaking to indemnify such person, provided that the said undertaking is limited to types of events which, in the opinion of the Board of
              Directors, may be foreseen, at the time of giving the undertaking for indemnity, and to such amount as the Board of Directors shall determine to be reasonable given the circumstances of the matter.

       25.7   Sections 25.1 to 25.6 shall not apply in respect of any of the following events -

              25.7.1       Breach of fiduciary duty, with the exception of that
                           stated in Article 25.2.2 above.

              25.7.2       Breach of the duty of care performed deliberately or
                           recklessly.

              25.7.3       An action committed with the intention of making
                           personal gain, unlawfully.

              25.7.4       A penalty or fine imposed on an officer.

       25.8   Resolutions with respect to giving an exemption, insurance, indemnity or giving an undertaking for indemnity to a director and/or an officer who is not a director shall be passed subject to any law.

                                       27

       25.9   A resolution to approve an exemption, insurance or indemnity in the Articles of the Company and the alteration thereof shall be passed with such majority as specified in section 262(b) of the
              Companies Law or any other section as shall replace same.

26.    INTERNAL AUDITOR

       26.1   The Board of Directors of the Company shall appoint an internal auditor in accordance with a proposal of the Audit Committee. Any person having an interest in the Company, an officer of the
              Company, a relative of one of the above or the auditing accountant or an entity acting on its behalf shall not serve as an internal auditor of the Company.

       26.2   The Board of Directors shall determine which officer shall be the organizational superior of the internal auditor, and in the absence of such determination, it shall be the chairman of the
              Board of Directors.

       26.3   The internal audit plan, which shall be prepared by the auditor, shall be submitted for the approval of the Audit Committee, however, the Board of Directors may determine that the plan shall be submitted for the approval of the Board of Directors.

27.    AUDITING ACCOUNTANT

       27.1   The Annual Meeting shall appoint an auditing accountant for the
              Company. The auditing accountant shall hold this office until the end of the subsequent Annual Meeting, or for a longer period, as shall be determined by the Annual Meeting, provided that the term of office shall not be longer than the end of the third Annual
              Meeting after the meeting at which the auditing accountant was appointed.

       27.2   The fees of the auditing accountant for the audit shall be determined by the Board of Directors. The Board of Directors shall report the fees of the auditing accountant to the Annual Meeting.

                                       28

28.    SIGNING ON BEHALF OF THE COMPANY

       28.1   The signatory rights on behalf of the Company shall be determined from time to time by the Board of Directors of the Company.

       28.2   The seal on behalf of the Company shall be made together with the stamping of the Company's stamp or its printed name.

29.    DIVIDEND AND BONUS SHARES

       29.1   A resolution on a distribution of a dividend and/or bonus shares shall be passed by the Board of Directors of the Company.

       29.2   Unless otherwise determined by the Board of Directors, it shall be permitted to pay any dividend by check or payment order which shall be sent by mail pursuant to the registered address of the shareholder or the person entitled thereto, or in the event of joint registered holders, to the shareholder whose name stands first in the Register of Shareholders in connection with the joint holding. Any such check shall be made in favor of the person to whom it is being sent. Receipt by a person whose name, on the date of declaration of the dividend, was registered in the Register of
              Shareholders as the holder of each share or, in the event of joint holders, by one of the joint holders, shall serve as confirmation with respect to all the payments made in connection with that share and in respect of which the receipt was received.

       29.3   For the purpose of implementation of any resolution pursuant to the provisions of this Article, the Board of Directors may settle, as it shall deem fit, any difficulty as shall arise with respect to the distribution of a dividend and/or bonus shares, including to determine the value for the purpose of the said distribution of certain assets, and to decide that payments in cash shall be made to the members based on the value so determined, and to determine provisions with respect to fractions of shares or with respect to the non-payment of sums less than NIS 50.

                                       29

30.    REDEEMABLE SECURITIES

       The Company may, subject to any law, issue redeemable securities upon such terms as shall be determined by the Board of Directors.

31.    ACCOUNTS

       31.1   The Company shall keep accounts and shall prepare financial statements pursuant to the Securities law 5738 - 1968, and pursuant to any law.

       31.2   The accounting books shall be kept at the office or at any other place as the Board of Directors shall deem fit, and shall always be open for inspection by the Board of Directors.

32.    DONATIONS

       The Company may make a donation of a reasonable amount of money for a purpose which the Board of Directors shall deem to be a worthy cause, even if the donation is not made in relation to business considerations for increasing the Company's profits.

33.    NOTICES

       33.1   Subject to any law, notice or any other document which the Company shall deliver and which it is entitled or required to give pursuant to the provisions of these Articles and/or the Companies
              Law shall be delivered by the Company to any person, whether in person or dispatched by mail in a letter addressed in accordance with the address of the said shareholder as registered in the
              Register of Shareholders or any other address which the
              shareholder submitted in writing to the Company as the address for the submission of notices or other documents, whether by
              transmission by fax according to the number which the shareholder specified as the number for the delivery of notices by fax, or by publication in two daily newspapers which appear in Israel. The date of publication in the newspaper shall be deemed to be the date of delivery of the notice to all the shareholders.

                                       30

       33.2   Any notices to be given to the shareholders shall be given, insofar as concerns joint shareholders, to the person whose name appears first in the Register of Shareholders as the holder of the said share, and any notice so given shall be sufficient notice for the holders of the said share.

       33.3   Any notice or other document which shall be sent shall be deemed to have reached their destination within three business days - if sent by registered mail and/or regular mail in Israel, and if delivered in person or transmitted by fax, shall be deemed to have reached its destination on the first business day after receipt thereof. Should it be required to prove delivery, it shall be sufficient to prove that the letter which was sent by mail and which contains the notice or the document was addressed to the correct address and submitted to the Post Office as a letter bearing stamps or as a registered letter bearing stamps, and in the event of a fax, it shall be sufficient to produce the
              transmission confirmation page from the fax machine from which it was sent.

       33.4   Any registration made in accordance with standard practice in the
              Company's Register shall be deemed to be prima facie evidence of the dispatch as registered in the said Register.

       33.5   In cases where it is necessary to give advance notice of a particular number of days or notice which shall remain in effect for a particular period, the day of delivery shall be taken into account as regards the number of days or the period.